                                                    SCHEDULE 14A
                                                   (Rule 14a-101)

                                      INFORMATION REQUIRED IN PROXY STATEMENT
                                              SCHEDULE 14A INFORMATION

                            PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                      EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                                      [X]
Filed by a party other than the Registrant                   [ ]

Check the appropriate box:
[X]       Preliminary proxy statement                        [ ]      Confidential, for Use of Commission Only (as
[ ]       Definitive proxy statement                                  permitted by Rule 14a-6(e) (2))
[ ]       Definitive Additional Materials
[ ]       Solicitation Material Pursuant to Rule 14a-11(c)
          or Rule 14a-12

                                            Fair, Isaac and Company, Inc.
-------------------------------------------------------------------------------------------------------------------
                                  (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------------------------------------------
                      (Name of Person(s) Filing proxy statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

(1)      Title of each class of securities to which transactions applies:
-------------------------------------------------------------------------------------------------------------------
(2)      Aggregate number of securities to which transactions applies:
-------------------------------------------------------------------------------------------------------------------
(3)      Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
-------------------------------------------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
-------------------------------------------------------------------------------------------------------------------
(5)      Total fee paid:
-------------------------------------------------------------------------------------------------------------------
         [ ]      Fee paid previously with preliminary materials.
-------------------------------------------------------------------------------------------------------------------
         [ ]      Check box if any part of the fee is offset as  provided  by  Exchange  Act Rule  0-11(a)  (2) and identify  the filing for which the  offsetting  fee was paid  previously.  Identify  the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
-------------------------------------------------------------------------------------------------------------------
(1)      Amount previously paid:
-------------------------------------------------------------------------------------------------------------------
(2)      Form, Schedule or Registration Statement No.:
-------------------------------------------------------------------------------------------------------------------
(3)      Filing party:
-------------------------------------------------------------------------------------------------------------------
(4)      Date filed:
-------------------------------------------------------------------------------------------------------------------

                               Preliminary Copies

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                February 6, 2001


To the Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Fair, Isaac and Company, Incorporated (the "Company") will be held at 9:30 A.M., P.S.T., on Tuesday, February 6, 2001, at Four Points Sheraton Hotel, 1010 Northgate Drive, San Rafael, California, for the following purposes:

1. To elect directors to serve until the 2002 Annual Meeting of Stockholders and thereafter until their successors are elected and qualified.

2. The approval of an amendment to the Company's Restated Certificate of Incorporation, as amended, to eliminate cumulative voting in the election of directors.

3. To ratify the appointment of KPMG LLP as the independent auditors of the Company.

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

All of the above matters are more fully described in the accompanying Proxy Statement. Only stockholders of record at the close of business on Friday, December 8, 2000, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company's offices, 200 Smith Ranch Road, San Rafael, California at least 10 days before the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.


                                   Sincerely,



                                   Henk J. Evenhuis
                                   Executive Vice President, Chief Financial
                                   Officer and Secretary


San Rafael, California
January 5, 2001

--------------------------------------------------------------------------------
Your Vote is Important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

Proxy Statement

         This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Tuesday, February 6, 2001, and any postponement or adjournment thereof. A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 2000, which includes a copy of the Company's Annual Report on Form 10-K accompanies this Proxy Statement. This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 5, 2001.

Proxy Solicitation

         The shares represented by the proxies received pursuant to this solicitation and not revoked will be voted at the Annual Meeting. A stockholder who has given a proxy may revoke it by giving written notice of revocation to the Corporate Secretary of the Company or by giving a duly executed proxy bearing a later date. Attendance in person at the Annual Meeting does not of itself revoke a proxy; however, any stockholder who does attend the Annual Meeting may revoke a proxy previously submitted by voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with specifications on the enclosed proxy. If no such specifications are made, proxies will be voted FOR the election of the nine nominees for director listed in this Proxy Statement, FOR the amendment to the Company's Certificate of Incorporation to eliminate cumulative voting in the election of directors and FOR the ratification of the appointment of KPMG LLP as the Company's auditors for the current fiscal year.

         The Company will bear the expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby and will reimburse banks, brokerage firms and nominees for their reasonable expenses in forwarding solicitation materials to beneficial owners of shares held of record by such banks, brokerage firms and nominees. In addition to the solicitation of proxies by mail, officers and regular employees of the Company may communicate with stockholders either in person or by telephone for the purpose of soliciting such proxies; no additional compensation will be paid for such solicitation. The Company has retained Skinner & Co. to assist in the solicitation of proxies at a cost of $3,500 plus normal out-of-pocket expenses.

Outstanding Shares and Voting Rights

Only stockholders of record at the close of business on December 8, 2000 (the "record date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, there were 14,550,510 shares of the Company's Common Stock, $0.01 par value, issued and outstanding, excluding 258,724 shares of Common Stock held as treasury stock by the Company. The shares held as treasury stock are not entitled to be voted. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting subject to the provisions regarding cumulative voting in the election of directors as described below. A plurality of the votes cast is required for the election of the nine nominees for director listed in this Proxy Statement, and the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote is required to amend the Company's Certificate of Incorporation to eliminate cumulative voting in the election of directors and ratify the appointment of KPMG LLP as the Company's auditors for the current fiscal year. Abstentions with respect to any matter are treated as shares present or represented by proxy and entitled to vote on that matter and thus have the same effect as negative votes. Broker non-votes and other circumstances in which proxy authority has been withheld do not constitute abstentions.

         In the election of the directors, each stockholder is entitled to one vote per share multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single candidate or may distribute them among the number of directors to be voted for, or for any two or more of them as the stockholder may see fit; provided, however, that no stockholder shall be entitled so to cumulate votes unless such candidate's or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination. The persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of directors is not withheld) will have full discretion and authority to vote cumulatively and to allocate votes among any or all of the

Board of Directors' nominees as they may determine or, if authority to vote for a specified candidate or candidates has been withheld, among those candidates for whom authority to vote has not been withheld.


                                 PROPOSAL NO. 1

                              Election of Directors

Nominees

         The Board of Directors currently consists of ten members. The Board of Directors has nominated the following persons, all of whom currently are serving as directors, for election as directors to serve until the 2002 Annual Meeting of Stockholders and thereafter until their respective successors are duly elected and qualified.

         A. George Battle, Director. Mr. Battle was elected a director in August 1996. From 1968 until his retirement in 1995, Mr. Battle was an employee and then partner of Arthur Andersen and Andersen Consulting. Mr. Battle's last position at Andersen Consulting was Managing Partner, Market Development. In that role he was responsible for Andersen Consulting's worldwide industry activities, its Change Management and Strategic Services offerings, and worldwide marketing and advertising. He served as a Presidential Exchange Executive with the United States Department of Health, Education and Welfare during 1975-1976. Mr. Battle is a Senior Fellow of the Aspen Institute and a director of Ask Jeeves, Inc.; PeopleSoft, Inc.; Barra, Inc.; Masters Select Equity Mutual Fund and Masters Select International Mutual Fund. Further, he is past President of the Board of Trustees of the Berkeley Repertory Theatre, Chairman of the Board of the Head Royce School and a national trustee of the Marcus A. Foster Educational Institute. Mr. Battle received a degree in Economics from Dartmouth College and an M.B.A. from the Stanford University Business School. Mr. Battle is 56 years old.

         Tony J. Christianson, Director. Mr. Christianson was elected a director in November 1999. Since its founding in 1980, Mr. Christianson has been a Managing Partner of Cherry Tree Investments, Inc., a private equity investment firm focused on application service providers, education businesses and information technology services companies. He is also a director of Peoples Education Holding, Inc.; Transport Corp. of America; AmeriPride Services, Inc.; Dolan Media Company and Capella Education Company. Mr. Christianson also serves as the chair of Adam Smith Company, a closely held investment company. He holds a B.S. in Economics and Accounting from St. John's University of Collegeville, Minnesota and an M.B.A. from the Harvard Business School. Mr. Christianson is 48 years old.

         Thomas G. Grudnowski, Director, President and Chief Executive Officer. Mr. Grudnowski joined the Company on December 2, 1999, as the Company's President and Chief Executive Officer and was elected a director effective that date. From 1972 until December 1, 1999 he was employed by Andersen Consulting. He was named a partner in 1983 and in his last position at Andersen Consulting he was Managing Partner in charge of Andersen's line-of-business eCommerce ventures. Mr. Grudnowski is a director of Interelate, Inc., a private company. He holds a B.S. in Mathematics and Accounting from St. John's University in Collegeville, Minnesota. Mr. Grudnowski is 50 years old.

         Philip G. Heasley, Director. Mr. Heasley was elected a director in November 2000. He was recently named Chairman and Chief Executive Officer of Bank One's First USA credit card unit, a position he will assume on January 1, 2001. He was the President and Chief Operating Officer of US Bancorp, in Minneapolis, from July 1999 through November 2000. From 1987 until July 1999 he held various executive positions with US Bancorp. Mr. Heasley serves as a director of Schwans Enterprises, Inc.; Fidelity National Financial, Inc.; Visa USA and Visa International. He also served as a director at Cray Research Corporation from 1993 to 1996 and Sun America from 1997 to 1999. Mr. Heasley serves as a director of the Basilica of Saint Mary Endowment Fund, Catholic Charities of the Archdiocese of St. Paul and Minneapolis, Minneapolis Club and Walker Art Center. His past civic board affiliations include Advantage Minnesota, the Minnesota Opera, the St. Paul Chamber of Commerce and the Science Museum of Minnesota. He holds a B.A. in History from Marist College and an M.B.A. from Bernard Baruch Graduate School of Business, both in New York. Mr. Heasley is 51 years old.

         Guy R. Henshaw, Director. Mr. Henshaw was elected a director in February 1994. He is currently Managing Director of Henshaw/Vierra Management Counsel, L.L.C., a strategy and management consulting firm. He also serves as a director of iSystems LLC; R&D Antibodies Inc.; and AdvisorTeam.com, all private companies. From November 1992 to April 1996 he was Chairman of Payday, The Payroll Company, and was its Chief Executive Officer from March 1993 to April 1996. He served as a director of Payday from 1989 to 1996. From 1984 to 1992 he was President, Chief Financial Officer and a director of Civic BanCorp and Treasurer and a director of the CivicBank of Commerce. Prior to that, Mr. Henshaw held positions with the Bank of America and Security National Bank. He holds a B.A. in Economics from Ripon College and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Henshaw is 54 years old.

         David S. P. Hopkins, Director. Dr. Hopkins was elected a director in August 1994. He is Director of Health Information Improvement at the Pacific Business Group on Health, a non-profit coalition of 45 large private and public sector employers. From January 1995 until January 1996, he was an independent consultant in health care. Prior to that, he was Vice President, Client Services and Corporate Development of International Severity Information Systems, Inc., a medical severity indexing software and consulting firm. From 1971 to 1993 he held a number of senior management positions at Stanford University and its University Hospital, Medical Center and Medical School. A graduate of Harvard University, he earned both his Ph.D. in Operations Research and his M.S. in Statistics at Stanford University. Dr. Hopkins is 57 years old.

         Robert M. Oliver, Chairman of the Board of Directors. Dr. Oliver was elected a director in December 1986 and was elected Chairman of the Board in January 1996. He was a Professor of Engineering Science in the College of Engineering, University of California, Berkeley, from 1960 until his retirement in January 1993. He is also a Director, Trustee and Chairman of the Board of the AnSer Corporation of Arlington, Virginia, and a Trustee of the Mathematical Sciences Research Institute of Berkeley, California. Previously, Dr. Oliver was a member and President of the Board of Directors of the Berkeley Repertory Theater. He received his Ph.D. in Physics and Operations Research from the Massachusetts Institute of Technology in 1957, following a year as a Fulbright Scholar at the University of London. He has served as the President of the Operations Research Society of America and was the recipient of the Lanchester Prize, the senior award in the field of Operations Research. Dr. Oliver is 69 years old.

         Robert D. Sanderson, Director. Dr. Sanderson was elected a director in March 1977. He was employed by the Company from 1969 until his retirement in December 1998. He was elected a Vice President in May 1974, a Senior Vice President in June 1983, and an Executive Vice President in January 1985 and served as Chief Operating Officer from February 1989 through July 1995. He received a B.S. degree in Mathematics at Cornell University and an M.S. and a Ph.D. in Industrial Engineering and Operations Research from the University of California, Berkeley. Dr. Sanderson is 57 years old.

         Margaret L. Taylor, Director. Ms. Taylor was elected a director in December 1999. Ms. Taylor is currently the Chief Executive Officer of Venture Builders, LLC which provides a variety of services to startup businesses. From 1989 until January 1999, she was a Senior Vice President of PeopleSoft, Inc., a developer of enterprise client/server application software products. At PeopleSoft her responsibilities included customer services, application development and corporate operations. Prior to 1989, Ms. Taylor held a number of positions at The Hibernia Bank and Bank of California, N.A. She holds a B.A. in Psychology and Communications from Lone Mountain College in San Francisco, California. Ms. Taylor is 49 years old.

         If any nominee is unable or declines to serve (a contingency which the Company does not now foresee), the proxies in the accompanying form will be voted for any nominee who may be nominated by the present Board of Directors to fill such vacancy or the size of the Board may be reduced accordingly.

         Officers are elected at the first meeting of the Board of Directors following the Annual Meeting of Stockholders at which the directors are elected and serve until their successors are elected and qualified. There are no family relationships between any of the directors, nominees for director and any executive officer.

         The Board of Directors recommends a vote FOR each of the nominees.

Board and Committee Meetings

         During fiscal 2000, the Company had standing audit, compensation and nominating committees of the Board of Directors.

         The audit committee consists of A. George Battle, Guy R. Henshaw and David S. P. Hopkins. The audit committee monitors the effectiveness of the audit conducted by the Company's independent auditors and of the Company's internal financial and accounting controls, and reports its findings to the Board of Directors. The committee meets with management and the independent auditors as may be required. The independent auditors have full and free access to the audit committee without the presence of management. The audit committee held fourteen meetings during fiscal 2000.

         The compensation committee consists of Guy R. Henshaw, A. George Battle and Margaret L. Taylor. This committee determines all aspects of the compensation of the Company's executive officers. This Committee also administers the Company's 1992 Long-term Incentive Plan. The compensation committee held eighteen meetings in fiscal 2000.

         The nominating committee consists of David S. P. Hopkins, Tony J. Christianson, Robert M. Oliver and Robert D. Sanderson. This committee is responsible for identifying appropriate candidates for election to the Board.

         During the past fiscal year, there were five regular meetings and four special meetings (one of which was a telephonic meeting) of the Board of Directors. Each incumbent director attended more than 75 percent of the aggregate number of all board meetings and meetings of committees on which the director served during fiscal 2000.

Audit Committee Report

         The Audit Committee of the Board of Directors of the Company is composed of three independent directors under New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors, which is attached as Exhibit A to this Proxy Statement. The members of the Audit Committee are A. George Battle, Guy R. Henshaw and David S.P. Hopkins. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of our independent auditors.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and KPMG LLP, the Company's independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

         KPMG LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

         Based upon Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 to be filed with the Securities and Exchange Commission.

                                                             A. George Battle
                                                             Guy R. Henshaw
                                                             David S. P. Hopkins

Stock Ownership

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 30, 2000, by
(i) each of the Company's directors and nominees for director, (ii) each of the executive officers named in the Summary Compensation Table below, (iii) all executive officers and directors of the Company as a group, and (iv) each person known to the Company who beneficially owns more than 5% of the outstanding shares of its Common Stock.

Stock Ownership Table

Directors, Nominees, Executive Officers
and 5% Stockholders                                                                   Beneficial Ownership(1)
---------------------------------------                                            ------------------------------
                                                                                   Number              Percent(2)
                                                                                   ------              ----------
Judith W. Isaac(3, 4)
     200 Smith Ranch Road
     San Rafael, CA 94903                                                          1,434,835             9.9%

Entities affiliated with Neuberger Berman, Inc.(4)
     605 Third Avenue
     New York, NY 10158-3698                                                       1,470,789            10.1%

Entities affiliated with Blum Capital Partners, L.P.(4)
     909 Montgomery Street, Suite 400
     San Francisco, CA 94133                                                       1,205,100             8.3%

Brown Capital Management(4)
     1201 North Calvert Street
     Baltimore, MD 21202                                                             951,300             6.5%

Irene D. Gilbert and Henk J. Evenhuis, Trustees for
         Fair Isaac Employee Stock Ownership Trust
         200 Smith Ranch Road
         San Rafael, CA 94903                                                        617,539             4.2%

Thomas G. Grudnowski(5)                                                              153,700             1.0%
Larry E. Rosenberger(6,7)                                                            298,015             2.0%
Henk J. Evenhuis(8)                                                                   12,500              *
H. Robert Heller(6, 9)                                                                97,308              *
Kenneth M. Rapp(6, 10)                                                                21,705              *
John D. Woldrich(6, 11)                                                               77,585              *
Robert D. Sanderson(12)                                                              294,025             2.0%
A. George Battle(13)                                                                  19,733              *
Tony J. Christianson(14)                                                               7,000              *
Philip G. Heasley                                                                          0              *
Guy R. Henshaw(15)                                                                    26,500              *
David S. P. Hopkins(16)                                                               26,000              *
Robert M. Oliver(17)                                                                  45,700              *
Margaret L. Taylor(14)                                                                 7,000              *

All executive officers and directors as a group--(23 persons)(6, 18)               1,103,122             7.3%

-------------------------

* Represents holdings of less than one percent.

                                                       -7-



1. To the Company's knowledge the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

2. Percentages are calculated with respect to a holder of stock options exercisable on or prior to January 29, 2001, as if such holder had exercised such option. Shares deemed issued to a holder of stock options pursuant to the preceding sentence are not included in the percentage calculation with respect to any other stockholder.

3. Includes 247,500 shares held as co-trustee (with F. L. Adams) and as beneficiary under a trust.

4.   Confirmed ownership with stockholder.

5.   Represents options for 153,700 shares.

6. Includes the shares allocated to such individual's account under the Company's Employee Stock Ownership Plan (amounts have been rounded to the nearest share). Shares allocated to the accounts of listed individuals are also included in the total shown for the Trustees of the Employee Stock Ownership Trust.

7.   Includes options for 58,816 shares.

8.   Represents options for 12,500 shares.

9.   Includes options for 96,788 shares

10.  Includes options for 21,395 shares.

11.  Includes options for 6,939 shares.

12.  Includes options for 7,000 shares.

13. Includes options for 16,000 shares. Also includes 3,300 shares held by Mr. Battle's son who resides with him and includes 100 shares held by his sister for whom he has dispositive power. Mr. Battle disclaims beneficial ownership of such shares.

14.  Represents options for 7,000 shares.

15.  Includes options for 26,000 shares.

16.  Includes options for 25,000 shares.

17. Includes options for 8,000 shares. Also includes 2,000 shares held in an Individual Retirement Account ("IRA") for Dr. Oliver, 4,000 shares held in an IRA by his wife and 31,700 shares held jointly by Dr. Oliver and his wife.

18.  Includes  shares  included in notes (5), (6), (7),  (8), (9),  (10),  (11),
     (12), (13),  (14), (15), (16) and (17) above,  including a total of 461,946 shares subject to options exercisable on or prior to January 29, 2001.

Compensation of Directors and Executive Officers

Directors' Compensation

In fiscal 2000, non-employee directors other than the Chairman were compensated at the rate of $20,000 per year plus $1,000 for each Board meeting attended. The Chairman is currently compensated at the rate of $100,000 per year for services as Chairman and other consulting work, plus $2,000 for each Board meeting attended. See "Director Consulting Arrangement" below. Non-employee directors who chair standing committees, currently the Audit, Nominating and Compensation committees, receive an additional $5,000 per year. In addition, the Board of Directors awarded each member of the Audit Committee an additional payment of $15,000, because the Audit Committee held more meetings than expected in fiscal 2000.

         Under the Company's 1992 Long-term Incentive Plan as amended and restated effective November 19, 1999, members of the Board of Directors who are not employees of the Company ("Outside Directors"), receive a grant of 20,000 nonqualified stock options (the "Initial Grant") upon election as an Outside Director and a grant of nonqualified options for 5,000 shares on the date of each annual meeting provided such person has been an Outside Director since the prior annual meeting (the "Annual Grant"). The exercise price of all such options is equal to the fair market value of Common Stock on the date of grant. The Initial Grants vest in 20% increments on each of the first through fifth anniversary dates of such person's election as a director and expire ten years after grant. Annual Grants are immediately exercisable upon grant and, effective November 2000, expire ten years after grant. All such options granted to an Outside Director since November 1999 are also exercisable in full upon termination of such Director's services for any reason. Options granted prior to November 1999 are only exercisable in full in the event of the termination of such Outside Director's service because of death, total and permanent disability or voluntary retirement at or after age 65, or a change in control with respect to the Company.

Compensation of Executive Officers

         The following table sets forth the cash and non-cash compensation awarded to, earned by or paid to each person that served as the Chief Executive
Officer and each of the other four most highly compensated executive officers of the Company for services rendered in all capacities to the Company and its subsidiaries during the last fiscal year.

Summary Compensation Table

                                                                                         Long-term Compensation
                                                                                      ---------------------------
                                                                                        Awards        Payouts
                                                   Annual Compensation                Securities     Long-term
                                           ------------------------------------       Underlying    Incentive Plan     All Other
        Name                               Year         Salary         Bonus(1)         Options        Payouts(4)    Compensation(5)
        ----                               ----         ------         --------         -------        ----------    ---------------
Thomas G. Grudnowski                       2000        $666,666        $133,333(2)       40,000            --              --
   President and Chief                     1999            --              --           420,000(3)         --              --
   Executive Officer

Larry E. Rosenberger(6)                    2000        $252,000        $ 19,960          25,289        $482,292        $224,735
   President and Chief                     1999         245,250         127,737          22,500         107,736          17,982
   Executive Officer                       1998         222,500         125,250          22,500         156,493          18,156


John D. Woldrich                           2000        $251,167        $ 14,258          24,648        $388,201        $304,900
   Executive Vice                          1999         243,500         102,505          20,000          83,380          16,670
   President                               1998         214,750         101,870          20,000         117,671          17,130


Henk J. Evenhuis                           2000        $215,625        $ 17,079          76,000            --          $  6,400
  Executive Vice President,
  Chief Financial Officer
  and Secretary


Kenneth M. Rapp                            2000        $242,500        $ 14,041          31,148        $168,352        $  6,424
   Executive Vice                          1999         185,750          70,965          17,500          12,864           7,441
   President                               1998         154,500         199,441          12,500           9,792           5,513


H. Robert Heller                           2000        $214,841        $  8,443          11,969        $288,686        $ 34,462
   Executive Vice                          1999         201,000          82,004          10,000          33,850          12,513
   President                               1998         191,250          84,335          10,000          19,173          13,024

-------------------------
1. For fiscal 2000 this amount represents the bonus paid under the Company's Officer's Incentive Plan, all of which was paid in cash on November 15, 2000. For previous years, the amount represents the portion of amounts accrued under the Company's Officers' Incentive Plan which was paid in cash shortly after the end of the fiscal year in which earned, and amounts paid shortly after year-end under other incentive plans. See description under "Compensation Committee Report on Executive Compensation; Incentive Compensation Plans" below.

2. Represents a one-time first-year bonus which was paid in cash on December 2, 1999 pursuant to Mr. Grudnowski's Employment Agreement.

3. Represents options granted to Mr. Grudnowski in fiscal 1999 pursuant to his Employment Agreement dated August 23, 1999, and prior to the commencement of his employment on December 2, 1999.

4. For fiscal 2000, this represents the early payout of accrued phantom stock units as a result of the elimination of the phantom stock portion of the Officers' Incentive Plan. For previous years, the amount represents the full

                                      -10-



     payment for shares of "phantom stock" awarded in prior years under the Company's terminated Officer's Incentive Plan. See description under "Compensation Committee Report on Executive Compensation-Officer Incentive Plan" below.

5. Represents the value of employer contributions to the Company's 401(k) Plan, allocations to the Company's Employee Stock Ownership Plan and a lump sum payout as a result of the termination of the Company's Pension Plan. For fiscal 2000, employer 401(k) contributions were $0, $6,400, $6,400, $6,400, $6,400 and $6,400 for Messrs. Grudnowski, Rosenberger, Woldrich, Evenhuis, Rapp and Heller, respectively; the value of ESOP dividends were $0, $3,628, $2,561, $0, $24.00 and $21.00 for Messrs. Grudnowski,
     Rosenberger, Woldrich, Evenhuis, Rapp and Heller, respectively. In connection with the termination of the pension plan, Messrs. Rosenberger and Heller elected to receive a one-time lump sum payment in the amount of $214,707 and $28,041, respectively. At the election of Mr. Woldrich, the Company purchased an annuity for his benefit with his one-time lump sum payment of $295,939.

6. Mr. Rosenberger was President and Chief Executive Officer until December 2, 1999. He has served as an Executive Vice President since December 2, 1999.


Option/SAR Grants in Last Fiscal Year


                                                 Individual Grants
                              ------------------------------------------------------------    Potential Realizable Value
                                Number of      % of Total                                      at Assumed Annual Rates of
                               Securities         Options                                     Stock Price Appreciation for
                               Underlying       Granted to      Exercise                               Option Term(6)
                                Options        Employees in     Price per     Expiration       ------------------------------
Name                            Granted        Fiscal Year(5)     share          Date              5%                 10%
----                            -------        --------------     -----          ----          ----------          ----------
Thomas G. Grudnowski            40,000(1)          2.70%         $42.50         12/03/09       $1,069,121          $2,709,362

Larry E. Rosenberger             3,289(2)          0.22%         $48.8750       12/21/09       $  101,095          $  256,194
                                22,000(3)          1.50%         $36.7500       04/04/10       $  508,461          $1,288,541

                                 2,648(2)          0.18%         $48.875        12/21/09       $   81,392          $  206,264
John D. Woldrich                22,000(3)          1.50%         $36.750        04/04/10       $  508,461          $1,288,541

                                50,000(4)          3.40%         $32.6875       10/19/09       $1,027,850          $2,604,773
Henk J. Evenhuis                26,000(3)          1.80%         $36.7500       04/04/10       $  600,909          $1,522,821

                                 1,148(2)          0.08%         $48.875        12/21/09       $   35,286          $   89,422
Kenneth M. Rapp                 30,000(3)          2.00%         $36.750        04/04/10       $  693,356          $1,757,101

                                 1,969(2)          0.13%         $48.8750       12/21/09       $   60,522          $  153,374
H. Robert Heller                10,000(3)          0.68%         $36.7500       04/04/10       $  231,119          $  585,700

-------------------------
1.   Granted at fair market value and exercisable in full on January 1, 2000.

2. Granted at fair market value and exercisable over four years commencing September 30, 2000.

3. Granted at fair market value and exercisable over four years commencing April 4, 2001.

4. Granted at fair market value and exercisable over four years commencing October 19, 2000.

5. Includes approximately 1,472,666 options granted to approximately 193 employees under the Company's 1992 Long-term Incentive Plan, and certain grants made outside the Plan to senior management.

                                      -11-



6. The 5% and 10% rates of appreciation were set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Company's stock. If the Company's stock does not increase in value, then the option grants described in the table will be valueless.

Aggregated  Option/SAR  Exercises  in  Last  Fiscal  Year  and  Fiscal  Year-End
Option/SAR Values

                                                                        Number of Securities
                                    Shares                            Underlying Unexercised         Value of Unexercised In-the-
                                   Acquired                              Options at FY End             Money Options at FY End(2)
                                     on            Value            ----------------------------    -------------------------------
 Name                              Exercise      Realized(1)        Exercisable    Unexercisable     Exercisable      Unexercisable
 ----                              --------      -----------        -----------    -------------     -----------      -------------
Thomas G. Grudnowski                    0        $        0            40,000         420,000        $    7,600        $4,279,800

Larry E. Rosenberger                    0        $        0            58,816          68,973        $  464,987        $  357,199

John D. Woldrich                   46,621        $  532,149             6,939          63,588        $   50,998        $  332,030

Henk J. Evenhuis                        0        $        0                 0          76,000        $        0        $  654,565

Kenneth M. Rapp                    19,915        $  302,521            21,395               0        $  149,151        $        0

H. Robert Heller                        0        $        0            86,788          61,181        $  765,465        $  325,775

-------------------

1. Equal to the market value of the Company's Common Stock on the date the options were exercised, less the exercise price.

2. Based on the closing price of the Company's Common Stock as reported by the New York Stock Exchange for September 29, 2000 ($42.69), less the exercise price.


Pension Plan

         Until September 30, 1999, the Company maintained the Fair, Isaac Pension Plan (the "Pension Plan") for the benefit of employees of the Company (not including employees of its former subsidiaries, DynaMark, Inc., Prevision, Inc., Credit and Risk Management Associates, Inc. and its current subsidiary, Risk Management Technologies), including officers and directors who are employees. Effective October 1, 1999, the Pension Plan was frozen as employees of these subsidiaries and others became employees of the Company. Since September 30, 1999, no new participants have been admitted to the Pension Plan and no further benefits have been accrued under the Pension Plan. All Pension Plan liabilities to participants were calculated based on compensation and years of service as of October 1, 1999. These calculated amounts were distributed to participants through lump sum payments representing the actuarial equivalent of the participant's accrued benefits, determined according to the Pension Plan's provisions and in compliance with federal law. The distribution of Plan assets was completed in October 2000 and there are no remaining Pension Plan assets or liabilities.

Director Consulting Arrangements

         The Company has an agreement with Dr. Oliver under which he has agreed to make himself available to the Company for approximately 1,000 hours per year at the rate of $100,000 per year for so long as he remains Chairman of the Company's Board of Directors. The term of the agreement began January 1, 1996 and continues indefinitely until terminated.

Employment Agreements

         The Company entered into an employment agreement dated August 23, 1999 and amended December 3, 1999 ("Employment Agreement") with Thomas G. Grudnowski, who has served as the Company's Chief Executive Officer and as a director since December 2, 1999. The Employment Agreement has a term of four years, subject to earlier termination under certain circumstances. The Employment Agreement provides that during fiscal 2000, Mr. Grudnowski will be paid at an annualized rate of $800,000 ($666,666 base salary and fixed bonus of $133,333). Beginning in fiscal 2001, the Employment Agreement provides that Mr. Grudnowski will receive an annual salary of $400,000, with an incentive target of $400,000 upon the attainment of certain strategic, business and financial objectives to be mutually determined by Mr. Grudnowski and the Board of Directors. The actual incentive bonus can range from zero to twice the target amount. In connection with the employment agreement, the Company has granted Mr. Grudnowski options vesting over four years to purchase up to 420,000 shares of Common Stock at fair market value as of August 23, 1999. The options to purchase Common Stock vest fully upon termination of Mr. Grudnowski without cause, upon a change in control of the Company or upon termination of employment owing to Mr. Grudnowski's death or disability. The Company entered into an amendment to the Employment Agreement, whereby Mr. Grudnowski was granted options to purchase an additional 40,000 shares of Common Stock at fair market value as of December 3, 1999 that fully vested on January 1, 2000 in lieu of the grant of 10,000 shares of restricted stock as originally provided in his Employment Agreement. The
Employment Agreement further provides that if the Company should terminate Mr. Grudnowski's employment without cause, then the Company will pay Mr. Grudnowski, among other things, twice Mr. Grudnowski's then base salary and twice the incentive award granted by the Company to Mr. Grudnowski for the period immediately prior to termination.

Compensation Committee Interlocks and Insider Participation

         A. George Battle, Guy R. Henshaw and Margaret L. Taylor served as the members of the Company's Compensation Committee for the fiscal year ended September 30, 2000. Messrs. Battle and Henshaw and Ms. Taylor are non-employee Directors of the Company and had no other relationship with the Company for the fiscal year ended September 30, 2000. None of the Executive Officers of the Company had any "interlock" relationships to report during the fiscal year ended September 30, 2000.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors is composed entirely of directors who are not employees of the Company. The Committee determines all aspects of the compensation of the Company's executive officers and also administers the Company's 1992 Long-term Incentive Plan under which grants of stock options or restricted stock may be awarded to any employee.

         The primary objectives of the Company's executive compensation program are to provide a level of compensation that will attract and retain well qualified executives, to structure their compensation packages so that a significant portion is tied to achieving targets for revenue growth and operating margin, and to align their interests with those of the Company's stockholders through the use of stock-based compensation.

         In fiscal 2000, the Company's executive compensation program consisted of three main components: annual base salary, participation in the Company's Officers' Incentive Plan, and the opportunity to receive awards of stock options or restricted stock.

         The executive officers were eligible for the same benefits available generally to the Company's employees, including group health and life insurance and participation in the Company's employee stock purchase and 401(k) plans, and a profit sharing contribution to the 401(k) accounts made at the discretion of the Board of Directors. The Company also maintains a Supplemental Retirement and Savings Plan for the benefit of certain highly compensated employees, including most executive officers, however the Company terminated the matching feature of this plan effective September 30, 1999.

Annual Base Salary

         The Compensation Committee determines the annual base salary of each of the Company's executive officers, including the Chief Executive Officer. The same principles are applied in setting the salaries of all officers to ensure that salaries are equitably established. Salaries are determined annually by considering the officer's duties and responsibilities within the Company and business unit, the officer's ability to impact the operations and profitability of the Company, and the officer's experience and past performance.

Officer Incentive Plan

         Substantially all of the Company's employees participate in incentive plans based on the Company's performance with respect to goals for revenue growth and operating margin set by the Board of Directors for each fiscal year. An incentive compensation target amount is determined for each participant at the beginning of the fiscal year. The ratio of incentive plan target to base salary increases with the level of the employee's responsibilities. The Compensation Committee sets the incentive compensation targets for each of the executive officers. Compensation increases for executive officers in recent years have primarily resulted from increases in incentive plan targets, reflecting the Committee's emphasis on performance-based pay. After the conclusion of the fiscal year, the target amount for each participant is multiplied by a factor based on the Company's actual performance with respect to the revenue growth and operating margin goals previously established by the Board of Directors to establish his or her incentive award for the year. During fiscal 2000, operating margin received .13 the weight given to revenue growth, and awards could range from zero to two times the target amount.

         As disclosed last year, the Company has elected not to continue the "phantom stock" feature of the Officers' Incentive Plan in fiscal 2000 and succeeding years. The participants in the Company's Officers' Incentive Plan could elect to receive a payout of phantom stock units accrued under said plan. Those that elected the payouts, provided their election was made prior to the close of business on December 30, 1999, were paid in cash on January 15, 2000 using a value based on the closing price of the stock on December 21, 1999. In addition, the Board of Directors approved the grant of one option on the Company's common stock for every three phantom stock units that were paid off early. The options granted in connection with this payment vest at approximately the same rate as the phantom stock units (i.e. 40% on September 30, 2000, 30% on September 30, 2001, 20% on September 30, 2002 and 10% on September 30, 2003). The exercise price was the closing price on December 21, 1999 and the option has a ten year term.

Options and Restricted Stock

         The Committee may award options to purchase the Company's Common Stock or shares of restricted stock to any employee, including the executive officers, under the Company's 1992 Long-term Incentive Plan. The exercise price for all options granted under this plan must be at least equal to the fair market value of the shares on the date of grant. In addition to the level of responsibility and performance of the recipient, the Committee takes previous grants of options and restricted stock into consideration in making such awards. Awards of options were made to Messrs. Grudnowski, Rosenberger, Woldrich, Evenhuis, Rapp and Heller in fiscal 2000 and are reflected in the Option/SAR Grants in Last Fiscal Year Table and Aggregated Option/SAR Exercises in Last Fiscal Year Table and Fiscal Year-End Option/SAR Values Table above.

Limits on Tax-Deductible Compensation

         The Committee believes that for fiscal 2000 it is highly unlikely that the combination of base salary and Officer Incentive Plan cash awards for any executive officer would exceed $1 million. The Company has no plans to amend the incentive plan covering the officers to ensure deductibility for federal tax purposes of any "excess" amounts. The Committee believes that the 1992 Long-term Incentive Plan meets the rules currently in effect so that compensation arising from the exercise of options granted under that plan will be deductible by the Company. The Committee believes it is highly unlikely that any combination of grants of options and restricted stock that will be awarded under that plan and other compensation will exceed $1 million for a single individual in any given year. The 420,000 options granted to Mr. Grudnowski and the 50,000 options granted to Henk J. Evenhuis, the Company's Chief Financial Officer as part of inducements to accept employment with the Company were not granted under that plan and do not qualify for the exemption from Section 162(m) of the Internal Revenue Code and may thus result in compensation to Messrs. Grudnowski and Evenhuis which is not deductible by the Company.

CEO Compensation

         As Chief Executive Officer of the Company since December 2, 1999, Mr. Grudnowski is compensated pursuant to an employment agreement entered into in August 1999, as amended in December 1999 (the "Employment Agreement"). The Employment Agreement was negotiated in connection with the Company's hiring of Mr. Grudnowski as Chief Executive Officer. The Employment Agreement, which extends to December 1, 2003, subject to earlier termination under certain circumstances, provides for an annual base salary of $666,666 for the first year of his employment and $400,000 for each year thereafter, unless increased, whereby the increased amount will become the new base salary. In fiscal 2000, Mr. Grudnowski received, in addition to his base salary, a first year bonus in the amount of $133,333. Commencing with fiscal 2001, Mr. Grudnowski may receive a bonus of between $0 and $800,000, based upon the Company achieving certain business and financial objectives mutually agreed upon between Mr. Grudnowski and the Board of Directors of the Company.

         In connection with his Employment Agreement, Mr. Grudnowski received an option to purchase 420,000 shares of the Company's common stock. The grant vests over a period of four years commencing on the first day of his employment. In December 1999, the Company entered into an amendment to the Employment Agreement, whereby Mr. Grudnowski was granted an option to purchase an additional 40,000 shares of common stock that fully vested on January 1, 2000 in lieu of the grant of 10,000 shares of restricted stock, as originally provided in his Employment Agreement.

         Mr. Rosenberger acted as our Chief Executive Officer until December 2, 1999. The amount of Mr. Rosenberger's compensation was determined by the Compensation Committee using the criteria discussed above. Mr. Rosenberger's base salary was $252,000, compared to a base salary of $245,250 for fiscal 1999.

                                A. George Battle
                                 Guy R. Henshaw
                               Margaret L. Taylor

Performance Graph

         In accordance with SEC rules, the following table shows a line-graph presentation comparing cumulative five-year stockholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has selected the Center for Research in Security Prices ("CRSP") Total Return Index for the S&P 500 Stocks for the broad equity index, and a self-determined group of peer companies.

         The peer group consists of Acxiom Corporation; American Management Systems, Inc.; Barra, Inc.; HNC Software Inc.; and Harte-Hanks, Inc. Inference Corporation is no longer included in the peer group as they were purchased during the last fiscal year. Harte-Hanks, Inc. has been added to the peer group as a direct competitor to the Company's direct marketing and credit risk management products. The Company does not believe there are any publicly traded companies that compete with the Company across the full spectrum of its product and service offerings. The companies in the peer group represent a variety of information and decision service providers and software developers that are in similar order of magnitude as the Company in revenue and market capitalization. Barra, Inc. is headquartered near the Company's headquarters and competes with the Company for available technical staff.

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


Comparison of Five-Year Cumulative Return

      Measurement Period             Fair, Isaac and Company,             CRSP Index for           Self-determined
     (fiscal year covered)                 Incorporated                 S&P 500 Peer Group         Peer Group Index
     ---------------------                 ------------                 ------------------         ----------------
             9/95                             100.0                           100.0                     100.0
             9/96                             133.9                           120.3                     163.3
             9/97                             153.3                           169.2                     156.2
             9/98                             115.9                           185.1                     195.9
             9/99                              97.6                           236.2                     185.9
             9/00                             148.8                           268.9                     266.2


         The returns shown assume $100 invested on September 30, 1995 in the Company's stock, the CRSP Indices for the S&P 500 Stocks (U.S. Companies) and the peer group indices, with reinvestment of dividends. The reported dates are the last trading dates of the Company's fiscal year which ends on September 30.


                                 PROPOSAL NO. 2

                        Elimination of Cumulative Voting

         On November 21, 2000, the Board of Directors approved an amendment to Article Seventh of the Company's Restated Certificate of Incorporation, as amended, to eliminate cumulative voting in the election of directors.

         The Company's Restated Certificate of Incorporation, as amended, currently provides that stockholders have the right to cumulate their votes in each election of directors upon notice given at the meeting. Cumulative voting entitles each stockholder to a number of votes equal to the number of shares held by the stockholder as of the applicable record date multiplied by the total number of directors to be elected. The stockholder may allocate those votes to one or more of the nominees for director. Therefore, even stockholders with a minority percentage of the outstanding shares, by aggregating (i.e. "cumulating") the votes they are entitled to cast, may be able to elect one or more directors. In contrast, without cumulative voting, each stockholder has only one vote per share for each director to be elected.

Reasons for Eliminating Cumulative Voting

         The Board of Directors believes that it is in the best interests of the Company and its stockholders to amend the Restated Certificate of Incorporation to eliminate cumulative voting as a measure to protect the Company from unsolicited takeover attempts or other attempts by minority stockholders to disrupt the operation of the Board of Directors for personal advantage. The elimination of cumulative voting may prevent or render it more difficult for a hostile acquirer with a minority ownership interest in the Company to obtain representation on the Company's Board of Directors and further interests that may be contrary to those of the majority of the stockholders.

Possible Effects of Eliminating Cumulative Voting

         The elimination of cumulative voting will mean that each stockholder will have one vote per share for each director to be elected. This will enable the holders of a majority of the shares entitled to vote in an election of directors to elect all of the directors being elected at that time, and consequently, will make it more difficult for minority stockholders of the Company to obtain representation on the Board of Directors. In addition, elimination of cumulative voting might, under certain circumstances, render more difficult, or discourage, a merger or tender offer that is not approved by the Board of Directors, a proxy contest or the removal of incumbent management.

Recommendation of the Board of Directors

         The Board of Directors believes that Article Seventh of the Company's Restated Certificate of Incorporation, as amended, should be eliminated. It currently reads as follows:

                  Seventh: At all elections of the directors of the corporation, each stockholder shall be entitled to one vote per share entitled to vote multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for a single candidate or may distribute them among the number of directors to be voted for, or for any two or more of them as the stockholder may see fit; provided, however, that no stockholder shall be entitled so to cumulate votes unless such candidate or candidates' names have been placed in nomination prior to the voting and the stockholder has given notice at the meeting prior to the voting of the stockholder's intention to cumulate votes. If any one stockholder has given such notice, all stockholders may cumulate their votes for candidates in nomination.

         The Board of Directors recommends a vote FOR the amendment of the Company's Restated Certificate of Incorporation, as amended, to eliminate Article Seventh and provide for straight voting in all future elections of directors.


                                 PROPOSAL NO. 3

                      Ratification of Independent Auditors

         Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of KPMG LLP as the Company's independent auditors for the Company's current fiscal year ending September 30, 2001. KPMG LLP has served as the Company's independent auditors since May, 1991. Representatives of KPMG LLP are expected to be present at the Company's Annual Meeting with the opportunity to make statements and/or respond to appropriate questions from stockholders present at the meeting.

         The Board of Directors recommends a vote FOR the ratification of KPMG LLP as the Company's independent auditors.

Other Business

         The Board of Directors does not know of any business to be presented at the Annual Meeting other than the matters set forth above, but if other matters properly come before the meeting it is the intention of the persons named in the proxies to vote in accordance with their best judgment on such matters.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules of the Securities and Exchange Commission (the "Commission"), thereunder require the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock to file reports of their ownership and changes in ownership of Common Stock with the Commission. Personnel of the Company generally prepare these reports on the basis of information obtained from each director, officer and certain greater than ten percent owners. Based on such information, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its directors, executive officers and greater than ten percent owners during the last fiscal year were filed on time, except that Christian Fair, a former ten percent owner and co-trustee and beneficiary of The Willam Rodden Fair and Inger Johanne Fair Revocable Trusts, inadvertently failed to report the sale of 5,200 shares of the Company's stock last December. Upon Mr. Fair's receiving notification from his broker that the shares were sold, Mr. Fair promptly filed the report to correct the omission on February 7, 2000.

Submission of Proposals of Stockholders

         Proposals of  stockholders  intended to be  presented at the  Company's
2002 Annual Meeting of Stockholders must be received at the Corporate Secretary's Office, 200 Smith Ranch Road, San Rafael, California 94903, no later than 5:00 p.m. on September 7, 2001, to be considered for inclusion in the proxy statement and form of proxy for that meeting.

         In order for business, other than a stockholder proposal included in the Company's proxy statement and form of proxy, to be properly brought before the 2002 Annual Meeting by a stockholder, the stockholder must give timely written notice thereof to the Corporate Secretary of the Company and must otherwise comply with the Company's Bylaws. The Company's Bylaws provide that, to be timely, a stockholder's notice must be received by the Corporate Secretary at the Company's principal executive offices no less than 60 days nor more than 90 days prior to the scheduled date of the annual meeting. If the Company gives less than 70 days' notice or prior public disclosure of the scheduled meeting date, then, to be timely, the stockholder's notice must be received no later than the earlier of (i) the close of business on the tenth day following the day on which such notice was mailed or such disclosure was made, whichever occurs first, and (ii) two days prior to the scheduled meeting date.


                                          By Order of the Board of Directors

                                          Henk J. Evenhuis
                                          Executive Vice President, Chief
                                          Financial Officer and Secretary

Dated:  January 5, 2001

                                    Exhibit A

                          Fair, Isaac and Company Inc.
                             Audit Committee Charter


I.       The principal objectives of the Audit Committee are the following:

         1. To oversee the financial control and reporting process by understanding and assessing the risk of each of the factors composing the financial process as identified and reported by senior management.
         2. To oversee the establishment and maintenance of the internal control structure.
         3.       To monitor  compliance  with the  company's  policy  regarding
                  Conflicts of Interest and Standards of Business Ethics.
         4.       To review and/or approve major policies and transactions  that are within the scope of the duties and responsibilities of the committee under this charter.
         5. To report to the Board of Directors on the findings and actions of the Committee.

II.      The Audit Committee shall be structured as follows:

         1. The Audit Committee shall be composed of three or more members of the Board of Directors. Members of the Audit Committee shall be made up of outside directors who are independent of management of the institution and who satisfy such other specific requirements established by the New York Stock Exchange. The Audit Committee may request that management appoint an employee of the Corporation to serve as Secretary of the Audit Committee.
         2. Members of the Audit Committee shall be appointed from time to time by the Board of Directors. Members shall serve at the pleasure of the Board.
         3. The Audit Committee shall meet not less than four times each calendar year, or at such other frequency as is set by a duly adopted resolution of the Audit Committee.
         4. Management shall prepare, and the Chairman of the Audit Committee shall approve, an agenda for each of the meetings of the Audit Committee. Such agenda shall take into account all of the responsibilities of the Audit Committee, as set forth in this charter.

III. The duties and responsibilities of the Audit Committee shall be as follows:

         1. The Audit Committee shall review with management the selection, retention, or termination of the external auditors, and recommend to the Board of Directors such action as may be necessary or appropriate.
         2. The Audit Committee shall periodically review the independence of the external auditor, including but not limited to a review of all arrangements between the external auditors and Fair, Isaac and Company.
         3. The Audit Committee shall meet with such members of management, as it deems necessary or appropriate to further expand the members' knowledge of Fair, Isaac and Company and its operation.

IV.      The Audit Committee shall meet with the external auditor to review:

         1. The audited financial statements and the results of the annual audit.
         2. The internal control structure of Fair, Isaac and Company and its subsidiaries.
         3.       The "management" letter given to Fair, Isaac and Company.
         4. The impact of new or proposed accounting, regulatory, and auditing pronouncements.
         5.       External auditors' audit plan.

V. The Audit Committee shall meet with the Chief Financial Officer or his/her designee to review:

         1.       Accounting policies and internal controls.
         2.       External   audit   recommendations    including   reports   of
                  examination filed by regulatory authorities.
         3. The financial statements of Fair, Isaac and Company and its subsidiaries.

         4.       Significant fraud or financial irregularities.
         5. Such other matters as are identified by the Chief Financial Officer or his/her designee as appropriate for consideration by the Audit Committee.
         6. The impact of new or proposed accounting, regulatory, and auditing pronouncements.
         7. Management's seeking a review of significant accounting issues with an accounting firm other than the external auditors which is governed by SAS 50.

VI. The Audit Committee shall review the annual report of the General Counsel regarding compliance with the company's policies regarding Conflicts of Interest and Standards of Business Ethics and the Purchase and Sale of Fair, Isaac stock.

VII. The Audit Committee shall meet as necessary with the principal Management Information Systems Officer or his/her designee to review and/or approve the adequacy of internal controls and security relating to the financial data processing function.

VIII. The Audit Committee shall review with management such other matters as are within the general scope of its duties and responsibilities.

IX. The Audit Committee shall review such major policies and transactions (including amendments thereto) as are within the scope of the duties and responsibilities of the Committee under this charter, and it shall report to the Board of Directors on the findings and action of the Committee.

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                             Fair, Isaac and Company
                                  Incorporated


                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING FEBRUARY 6, 2001


         The undersigned hereby appoints Robert M. Oliver and Thomas G. Grudnowski, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair, Isaac and Company, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 6, 2001, or any postponement or adjournment thereof.


                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [X]  Please mark
                                                                                                                         your votes
                                                                                                                         as in this
                                                                                                                            example

                                        FOR        WITHHOLD                                                   FOR   AGAINST  ABSTAIN
                                        ALL        FOR ALL
                                     NOMINEES      NOMINEES    2.   To approve an amendment to the Company's   [ ]    [ ]      [ ]
                                       BELOW        BELOW           Restated Certificate of Incorporation to
                                    (except as    (except as        eliminate cumulative voting in the
                                     indicated)    indicated)       election of directors.
1. Election of Directors
     If you wish to withhold                                   3.   To ratify the appointment of KPMG LLP as   [ ]    [ ]      [ ]
     authority to vote for any        [    ]         [    ]         the Company's  independent  auditors for
     individual nominee, strike a                                   the current fiscal year.
     line through that nominee's
     name in the list below:
A. George Battle, Philip G. Heasley,                           4.   In  their  discretion  upon  such  other
Guy R. Henshaw, David S.P. Hopkins,                                 business as may properly come before the
Robert M. Oliver, Robert D. Sanderson,                              meeting.
Tony J. Christianson, Margaret L. Taylor, and
Thomas G. Grudnowski                                                               THIS PROXY  WHEN  PROPERLY  EXECUTED  WILL BE
                                                                                   VOTED   AS   DIRECTED   BY  THE   UNDERSIGNED
                                                                                   STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE,
I PLAN TO ATTEND THE MEETING                         [    ]                        THIS PROXY WILL BE VOTED  "FOR" THE  ELECTION
                                                                                   OF DIRECTORS AND "FOR" ITEMS 2 AND 3.

                                                                                   (Note:  Sign  exactly as your name appears on
                                                                                   this proxy card.  If shares are held  jointly
                                                                                   each  holder  should  sign.  When  signing as
                                                                                   attorney, executor, administrator, trustee or
                                                                                   guardian,  please give full title as such. If
                                                                                   corporation  or  partnership,  please sign in
                                                                                   firm name by authorized person.)


Signature(s)                                                                          Dated                                   , 2001
             ------------------------------------------------------------------             ---------------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,  YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN  ENVELOPE
PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED  AT THE MEETING.  PLEASE VOTE,  DATE AND PROMPTLY  RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                            Fair, Isaac and Company
                                  Incorporated


                         EMPLOYEE STOCK OWNERSHIP PLAN
                     PROXY SOLICITED BY BOARD OF DIRECTORS
                      FOR ANNUAL MEETING FEBRUARY 6, 2001


         The undersigned hereby appoints Robert M. Oliver and Thomas G. Grudnowski, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Fair, Isaac and Company, Incorporated that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 6, 2001, or any postponement or adjournment thereof.


                (Continued, and to be signed on the other side)

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   [X]  Please mark
                                                                                                                         your votes
                                                                                                                         as in this
                                                                                                                            example

                                        FOR        WITHHOLD                                                   FOR   AGAINST  ABSTAIN
                                        ALL        FOR ALL
                                     NOMINEES      NOMINEES    2.   To approve an amendment to the Company's   [ ]    [ ]      [ ]
                                       BELOW        BELOW           Restated Certificate of Incorporation to
                                    (except as    (except as        eliminate cumulative voting in the
                                     indicated)    indicated)       election of directors.
1. Election of Directors
     If you wish to withhold                                   3.   To ratify the appointment of KPMG LLP as   [ ]    [ ]      [ ]
     authority to vote for any        [    ]         [    ]         the Company's  independent  auditors for
     individual nominee, strike a                                   the current fiscal year.
     line through that nominee's
     name in the list below:
A. George Battle, Philip G. Heasley,                           4.   In  their  discretion  upon  such  other
Guy R. Henshaw, David S.P. Hopkins,                                 business as may properly come before the
Robert M. Oliver, Robert D. Sanderson,                              meeting.
Tony J. Christianson, Margaret L. Taylor, and
Thomas G. Grudnowski                                                               THIS PROXY  WHEN  PROPERLY  EXECUTED  WILL BE
                                                                                   VOTED   AS   DIRECTED   BY  THE   UNDERSIGNED
                                                                                   STOCKHOLDER.  IF NO SUCH DIRECTIONS ARE MADE,
I PLAN TO ATTEND THE MEETING                         [    ]                        THIS PROXY WILL BE VOTED  "FOR" THE  ELECTION
                                                                                   OF DIRECTORS AND "FOR" ITEMS 2 AND 3.

                                                                                   (Note:  Sign  exactly as your name appears on
                                                                                   this proxy card.  If shares are held  jointly
                                                                                   each  holder  should  sign.  When  signing as
                                                                                   attorney, executor, administrator, trustee or
                                                                                   guardian,  please give full title as such. If
                                                                                   corporation  or  partnership,  please sign in
                                                                                   firm name by authorized person.)


Signature(s)                                                                          Dated                                   , 2001
             ------------------------------------------------------------------             ---------------------------------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON,  YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN  ENVELOPE
PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED  AT THE MEETING.  PLEASE VOTE,  DATE AND PROMPTLY  RETURN THIS PROXY IN THE ENCLOSED
ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

------------------------------------------------------------------------------------------------------------------------------------